UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 25, 2011
ViaSat, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21767 (Commission File No.) Identification No.)	33-0174996 (I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information provided in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 25, 2011, ViaSat, Inc. (“ViaSat”) entered into the Seventh Amendment to Fourth Amended and Restated Revolving Loan Agreement (the “Seventh Amendment”), with Bank of America, N.A., Union Bank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Compass Bank, Credit Suisse AG, Cayman Islands Branch, Bank of the West, and other lenders party thereto.
The Seventh Amendment provides for (1) the increase in the size of ViaSat’s existing revolving credit facility from $275.0 million to $325.0 million, (2) the extension of the maturity date of the revolving credit facility from July 1, 2012 to January 25, 2016, (3) a decrease in the commitment fee and the applicable margin for Eurodollar and base rate loans under the revolving credit facility, and (4) certain amendments to financial and other covenants to provide ViaSat with increased flexibility.
Borrowings under the revolving credit facility bear interest, at ViaSat’s option, at either (1) the highest of the Federal Funds rate plus 0.50%, the Eurodollar rate plus 1.00% or the administrative agent’s prime rate as announced from time to time, or (2) at the Eurodollar rate plus, in the case of each of (1) and (2), an applicable margin that is based on the ratio of ViaSat’s debt to earnings before interest, taxes, depreciation and amortization. The revolving credit facility is guaranteed by certain of ViaSat’s domestic subsidiaries and collateralized by substantially all of ViaSat’s and the guarantors’ assets.
The revolving credit facility contains financial covenants regarding a maximum leverage ratio, a maximum senior secured leverage ratio and a minimum interest coverage ratio. In addition, the revolving credit facility contains covenants that restrict, among other things, ViaSat’s ability to sell assets, make investments and acquisitions, make capital expenditures, grant liens, pay dividends and make certain other restricted payments. The revolving credit facility also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding amounts under the revolving credit facility immediately due and payable.
Certain of the lenders under the revolving credit facility, and their respective affiliates, have performed, and may in the future perform, for ViaSat and its affiliates, various commercial banking, investment banking, financial advisory or other services, for which they have received and/or may in the future receive customary compensation and expense reimbursement.
The description of the Seventh Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Seventh Amendment, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit
10.1
Seventh Amendment to Fourth Amended and Restated Revolving Loan Agreement, dated as of January 25, 2011, by and among ViaSat, Inc., Bank of America, N.A., Union Bank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Compass Bank, Credit Suisse AG, Cayman Islands Branch, Bank of the West, and other lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2011	ViaSat, Inc.
	By:	/s/ Keven K. Lippert
Keven K. Lippert
Vice President, General Counsel and Secretary

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